UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2005

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification
Incorporation)		Number)

510 Bering Drive

Suite 500

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	– ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 27, 2005, Crown Castle Operating Company (“CCOC”), a subsidiary of Crown Castle International Corp. (“Company”), entered into a credit agreement with a syndicate of banks (“Credit Facility”), pursuant to which such banks agreed to provide CCOC with a $275,000,000 senior secured revolving line of credit.

The Credit Facility is secured by a pledge of all the outstanding common shares of Crown Castle Towers 05 LLC, a newly formed acquisition subsidiary, and 66% of all the outstanding equity interests of Crown Castle Australia Holdings Pty Ltd, as well as a security interest in CCOC’s deposit accounts and securities accounts. The Credit Facility is guaranteed by the Company and certain of its existing and future subsidiaries (collectively, the “Guarantors”).

The Credit Facility will be used to fund CCOC’s ongoing working capital needs and for general corporate purposes, which may include the financing of capital expenditures, acquisitions and equity repurchases by the Company. Availability under the Credit Facility at any time will be determined by reference to a financial ratio related to net cash flow and interest expense relating to specified Crown Castle towers. The proceeds of the initial borrowings under the Credit Facility were used to finance a portion of Crown Castle Towers 05 LLC’s acquisition of assets of certain subsidiaries of TrinTel Communications, Inc.

The Credit Facility matures on July 26, 2006. Borrowings under the Credit Facility bear interest at a rate per annum, at CCOC’s election, equal to the prime rate of KeyBank National Association plus 0.50% or LIBOR plus 2.375%. The interest rate margins for LIBOR loans may be reduced or increased by 0.375% (non-cumulatively) based on a financial test that will be calculated monthly. Interest on prime rate loans is due monthly, while interest on LIBOR loans is due at the end of the interest period (one, two, three or six months) for which such LIBOR rate is in effect.

The Credit Facility requires CCOC to maintain compliance with certain financial covenants and places certain restrictions on CCOC’s and the Guarantors’ ability to, among other things, incur debt and liens, pay dividends, make capital expenditures, dispose of assets, undertake transactions with affiliates and make investments.

The Credit Facility contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to other indebtedness (including defaults under the Indenture between Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc. and Crown Castle International Corp. de Puerto Rico, as Issuers, and JPMorgan Chase Bank, N.A., as Indenture Trustee, dated as of June 1, 2005), and certain events of bankruptcy and insolvency.

The above summary of the Credit Facility is qualified in its entirety by reference to the complete terms and provisions of the Credit Facility filed herewith as Exhibit 10.1.

ITEM 2.02	– RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 2, 2005, the Company issued a press release disclosing its financial results for the second quarter of 2005. The August 2 press release is furnished herewith as Exhibit 99.1 to this Form 8-K.

ITEM 9.01	– FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

10.2	Credit Agreement, dated as of July 27, 2005, by and among Crown Castle Operating Company, as the Borrower, Crown Castle International Corp. and certain of its Subsidiaries, as Guarantors, KeyBank National Association, as Administrative Agent, Co-Lead Arranger and Sole Bookrunner, Calyon New York Branch, as Co-Lead Arranger, The Royal Bank of Scotland plc, as Documentation Agent, and the financial institutions listed therein

99.1	Press Release dated August 2, 2005

The information in Item 2.02 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

Date: August 2, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 27, 2005, by and among Crown Castle Operating Company, as the Borrower, Crown Castle International Corp. and certain of its Subsidiaries, as Guarantors, KeyBank National Association, as Administrative Agent, Co-Lead Arranger and Sole Bookrunner, Calyon New York Branch, as Co-Lead Arranger, The Royal Bank of Scotland plc, as Documentation Agent, and the financial institutions listed therein

99.1	Press Release dated August 2, 2005

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